                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SHELDAHL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF SHELDAHL, INC.]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 10, 1996

  Notice is hereby given that the Annual Meeting of Shareholders of Sheldahl, Inc. will be held at the Company's new production facility located at 1285 South Fordham Road, Longmont, Colorado, on Wednesday, January 10, 1996 at 10:00 a.m., Mountain Time, for the following purposes:

    1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

    2. To ratify and approve the selection of independent public accountants for the Company for the current fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on November 10, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          Gerald E. Magnuson, Secretary

Northfield, Minnesota
November 27, 1995

  TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                           [LOGO OF SHELDAHL, INC.]

                                PROXY STATEMENT

  This Proxy Statement is furnished to the shareholders of Sheldahl, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 10, 1996 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

  Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 1150 Sheldahl Road, Northfield, Minnesota 55057, and its telephone number is (507) 663-8000. The mailing of this proxy statement to shareholders of the Company commenced on or about November 27, 1995.

  The total number of shares outstanding and entitled to vote at the meeting as of November 10, 1995 consisted of 6,833,926 shares of $0.25 par value common stock. Each share of common stock is entitled to one vote. Shareholders have cumulative voting rights in connection with the election of directors by giving written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by eight (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only shareholders of record at the close of business on November 10, 1995 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

  Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table includes information as of November 10, 1995 concerning the beneficial ownership of common stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the table on page 6 and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                        PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER             AMOUNT           OF CLASS
      ------------------------------------             ------           --------
      Peter B. Cannell and Co., Inc.                   647,200(1)        9.47%
       919 Third Avenue
       New York, NY 10022
      Sumitomo Bakelite Co., Ltd.                      414,400(1)        6.07%
       Mita-Nitto-Osaka Building
       11-36, 3-Chome Mita
       Minato-Ku, Tokyo 108, Japan
      Regan Money Managers                             371,600(1)        5.44%
       7600 Parklawn Avenue
       Suite 300
       Edina, MN 55435
      James E. Donaghy(2)(3)                            86,237(4)(5)     1.26%
      James S. Womack(2)                                80,801(5)        1.18%
      John G. Kassakian(2)                               9,997(5)          *
      Gerald E. Magnuson(2)                             18,188(5)          *
      William B. Miller(2)                               9,000(5)          *
      Kenneth J. Roering(2)                             18,000(5)          *
      Richard S. Wilcox(2)                             106,155(5)(6)     1.55%
      Beekman Winthrop(2)                              273,800(5)        4.01%
      Gregory D. Closser(3)                             37,997(5)          *
      Edward L. Lundstrom(3)                            32,155(5)          *
      John V. McManus(3)                                52,037(5)          *
      Roger D. Quam(3)                                  51,225(5)          *
      All Officers and Directors as a Group (15 per-
       sons)                                           820,715(4)(5)(6)  11.66%

---------------------
*Less than one percent.
(1) Based upon information contained in a Schedule 13G or Schedule 13D filed with the Securities and Exchange Commission.

(2) Serves as a director of the Company and has been nominated for re-election.
(3) Serves as an executive officer of the Company and appears in the table on page 6 hereof.
(4) Includes shares held by the Company's Employee Savings Plan for the benefit of the person or group named herein.
(5) Includes shares which may be purchased within sixty days from the date hereof upon exercise of outstanding stock options in the amount of 22,548 shares for Mr. Donaghy, 11,143 shares for Mr. Womack, 24,391 shares for Mr. Closser, 27,322 shares for Mr. Lundstrom, 27,906 shares for Mr. Quam, 23,147 shares for Mr. McManus, 5,000 shares for each of Messrs. Kassakian, Magnuson, Roering and Wilcox, 4,000 shares for Mr. Miller, 3,000 shares for Mr. Winthrop and 202,138 shares for all officers and directors as a group.
(6) Includes 35,400 shares held by a trust for the benefit of Mr. Wilcox's daughter, for which he is trustee. Mr. Wilcox disclaims beneficial ownership of the 35,400 shares.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

  Eight directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the eight persons named below. All of the nominees are currently directors and all were elected by the shareholders. It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

  The names of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

                                            PRINCIPAL OCCUPATION                    DIRECTOR
NAME AND AGE                              AND OTHER DIRECTORSHIPS                    SINCE
------------                              -----------------------                   --------
James E. Donaghy (61)    President and Chief Executive Officer of the Company;        1988
                         prior to 1988, Director of Planning and Development for
                         Dupont Electronics, Wilmington, Delaware (electronics
                         manufacturer);
                         Director of Hutchinson Technology, Inc.
John G. Kassakian (52)   Professor of Electrical Engineering and Director,            1985
                         Laboratory for Electromagnetic and Electronic Systems,
                         Massachusetts Institute of Technology, Cambridge,
                         Massachusetts; Director of Ault Incorporated.
Gerald E. Magnuson (65)  Of Counsel, Lindquist & Vennum P.L.L.P., Minneapolis,        1975
                         Minnesota (law firm); Secretary of the Company; Director
                         of Munsingwear, Inc., Research, Incorporated and
                         Washington Scientific Industries, Inc.
William B. Miller (63)   Consultant, Miller & Company, Ayr, Scotland (business        1991
                         consulting);
                         prior to 1991, Managing Director and Chairman, Prestwick
                         Holdings plc, Ayr, Scotland (electronic component
                         manufacturer).
Kenneth J. Roering (53)  Professor, School of Management, University of Minnesota,    1988
                         Minneapolis, Minnesota; Director of TSI, Inc., Mountain
                         Parks Financial Group, Inc. and Transport Corporation of
                         America, Inc.
Richard S. Wilcox (66)   Private Investor; Director of Computer Identics              1972
                         Corporation.
Beekman Winthrop (54)    Private Investor; President of Woodwin Management, Inc.      1992
                         (investment advisor); President and Director of Central
                         Coal & Coke Corporation, Kansas City, Missouri
                         (management of interests in coal, gas and oil
                         properties).
James S. Womack (67)     Chairman of the Board of the Company; Prior to 1992,         1968
                         Chief Executive Officer of the Company; Director of
                         General Securities, Inc. and Zytec Corp.

  The Board of Directors met eleven times during fiscal year 1995. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served.

  The Compensation Committee, which is currently comprised of Messrs. Roering (Chairman), Magnuson and Womack, met three times during fiscal year 1995. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

  The Audit Committee, which is currently comprised of Messrs. Wilcox (Chairman), Kassakian, Magnuson, Miller, Roering, Winthrop and Womack, met two times during fiscal year 1995. Among other duties, the Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Committee reviews the activities of the Company's internal audit staff and reviews audited financial statements of the Company.

  The Nominating Committee, which is currently comprised of Messrs. Kassakian (Chairman), Winthrop and Roering, did not meet during fiscal 1995. The Nominating Committee was established at the end of fiscal 1995 to consider nominees for election to the Board of Directors and to evaluate the performance of the Board of Directors and individual directors. The Nominating Committee will consider a nomination by a shareholder of a candidate for election as a director of the Company. The Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's Annual Meeting. The Company's Bylaws provide that the Annual Meeting shall be held on the second Wednesday in January of each year. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the fiscal years ending September 1, 1995, September 2, 1994 and August 27, 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to James E. Donaghy, the Company's President and Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 1995, whose total cash compensation exceeded $100,000 during fiscal year 1995 (together with Mr. Donaghy, the "Named Executive Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                           LONG TERM
                                          COMPENSATION
                                          ------------
                      ANNUAL COMPENSATION    AWARDS
                      ------------------- ------------
     NAME AND                              SECURITIES  ALL OTHER
PRINCIPAL POSITION                         UNDERLYING   COMPEN-
------------------    YEAR  SALARY  BONUS   OPTIONS    SATION(1)
                      ---- -------- ----- ------------ ---------
James E. Donaghy      1995 $256,203  $ 0      7,719     $ 8,998
 President and Chief  1994  247,722    0     10,548      10,718
 Executive Officer    1993  231,014    0          0       8,680
Edward L. Lundstrom   1995  131,053    0      3,985       6,348
 Vice President       1994  122,324    0     11,134       6,116
                      1993  106,538    0     10,654       4,433
Roger D. Quam         1995  124,577    0      3,762       6,071
 Vice President       1994  121,540    0     11,267       5,470
                      1993  109,512    0     10,951       4,340
Gregory D. Closser    1995  113,278    0      3,428       5,630
 Vice President       1994  108,161    0      9,972       5,341
                      1993   96,325    0      9,633       4,009
John V. McManus       1995  121,378    0      3,671       5,172
 Vice President       1994  107,272    0      9,830       4,817
                      1993   94,557    0      9,456       3,935

---------------------
(1) These amounts represent Company basic and matching contributions to the Company's 401(k) plan on behalf of such employees.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the last fiscal year:

                                                                   POTENTIAL
                                                                   REALIZABLE
                                                                VALUE AT ASSUMED
                                                                ANNUAL RATES OF
                                                                  STOCK PRICE
                                                                  APPRECIATION
                                                                   FOR OPTION
                      INDIVIDUAL GRANTS                             TERM(1)
--------------------------------------------------------------- ----------------
                     NUMBER OF  % OF TOTAL
                     SECURITIES  OPTIONS
                       UNDER-   GRANTED TO
                       LYING    EMPLOYEES  EXERCISE
                      OPTIONS   IN FISCAL    PRICE   EXPIRATION
NAME                  GRANTED      YEAR    PER SHARE    DATE      5%      10%
----                 ---------- ---------- --------- ---------- ------- --------
James E. Donaghy...    7,719       9.9%     $16.50    08/24/05  $80,098 $202,985
Edward L.
 Lundstrom.........    3,985       5.1%      16.50    08/24/05   41,351  104,793
Roger D. Quam......    3,762       4.8%      16.50    08/24/05   39,037   98,928
Gregory D. Closser.    3,428       4.4%      16.50    08/24/05   35,572   90,145
John V. McManus....    3,671       4.7%      16.50    08/24/05   38,093   96,535

                       OPTION GRANTS IN LAST FISCAL YEAR

---------------------
(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

    OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING              VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                       FISCAL YEAR-END              FISCAL YEAR-END
                                                  ------------------------- -------------------------------
                           SHARES
                         ACQUIRED ON     VALUE
NAME                      EXERCISE    REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE(2) UNEXERCISABLE(2)
----                     -----------  ----------- ----------- ------------- -------------- ----------------
James E. Donaghy........   27,090(3)   $253,969     22,548       107,719       $202,110       $1,119,298
Edward L. Lundstrom.....   12,353        72,574     27,322         3,985        304,177            9,963
Roger D. Quam...........   12,959        89,093     27,906         3,762        311,329            9,405
Gregory D. Closser......    9,962        75,960     24,391         3,428        272,084            8,570
John V. McManus.........    9,482        65,189     23,148         3,671        258,824            9,178

---------------------
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.
(2) Based on a per share price of $19.00, which is the average of the bid and asked prices for the Company's Common Stock on September 1, 1995, the last day of the Company's fiscal year. Value is calculated on the difference between the option exercise price and $19.00 multiplied by the number of shares of common stock underlying the options, but before taxes associated with exercise.
(3) The net number of shares acquired upon exercise of options taking into account shares transferred to the Company in payment of the option exercise price and taxes associated with such exercise was 8,556 shares.

BOARD COMPENSATION COMMITTEE REPORT

  Decisions on compensation of the Company's executives are generally made by the three member Compensation Committee of the Board consisting of Messrs. Roering (Chairman), Womack and Magnuson. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by Messrs. Roering, Womack and Magnuson in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 1995 as they affected the executive officers. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

  Compensation Philosophy. The Company's primary objective is to enhance long-term shareholder value by safely and profitably providing products of the highest value and quality for key markets. In furtherance of this objective, the Company is committed to a strong, positive link between its business and strategic goals and its compensation programs. The financial goals for compensation plans are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

  The Company's total compensation philosophy is designed to support its overall objective of creating value for its shareholders. Key objectives of this philosophy are:

  . Attract and retain key executives critical to the long-term success of the Company.

  . Support a performance-oriented environment that rewards performance with respect to Company short and long-term financial goals.

  . Emphasize pay for performance by having a significant portion of compensation "at-risk," particularly for senior executives.

  . Encourage maximum performance through the use of appropriate incentive programs.

  . Encourage employee stock ownership to enhance a mutuality of interest with other shareholders.

  The Company has designed its executive compensation programs around these objectives. The Compensation Committee believes the Company's programs consistently meet these goals. Following is a description of the Company's current programs and how each design element relates to the objectives outlined above.

  Base Salary. The Compensation Committee annually reviews each officer's salary, including those of the Named Executive Officers. In determining appropriate salary levels, the Compensation Committee considers level of responsibility, experience, individual performance, internal equity, as well as external pay practices. In August 1994, the Board approved salary increases for key managers which became effective at the beginning of fiscal year 1995.

  Annual Incentives. Annual incentive (performance bonus) award opportunities are made to managerial and executive employees to recognize and reward corporate and individual performance. Each year, the Compensation Committee will approve the performance measures selected, as well as specific financial targets used. The Compensation Committee believes these goals drive the future success of the Company's business and enhance shareholder value.

  The amount individual executives may earn (target awards) is directly dependent upon the individual's position, responsibility and ability to impact the Company's financial success. Additionally, external market data is reviewed annually to determine competitive incentive opportunities. Awarded amounts are related to performance.

  The short-term incentive plan is dependent on measured financial performance. Every payout depends on results, not on efforts. Bonuses are paid based upon attainment of financial goals for earnings growth. No bonuses were paid to management in fiscal year 1995.

  Long-Term Incentives. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in the creation of long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers stock options.

  Stock Options. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation.

  Stock options are awarded annually consistent with the Company's objectives to more heavily weigh total compensation toward a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. Grants are not made at an option price less than market value on the date of grant.

  The number of shares granted is based on the employee's position and level of responsibility within the Company and other relevant factors. The Chief Executive Officer was granted an option for 100,000 shares in 1992. In fiscal year 1995, the Chief Executive Officer and each of the remaining members of the Company's key management team, currently seven executives, were granted a number of options equal to 50% of their current annual salary divided by the fair market value of the Company's stock on the date of the option grant. Other significant employees, currently thirty-four in number, were granted options during fiscal year 1995 using the same formula but applied to 25% of their annual salaries.

  Chief Executive Officer Compensation. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board approval. The compensation for James E. Donaghy, the Chief Executive Officer, was determined by using a process and philosophy similar to that used for all executives. For fiscal year 1995, Mr. Donaghy received no bonus but was awarded options to purchase 7,719 shares.

                Submitted by the Compensation Committee of the
                         Company's Board of Directors

Kenneth J. Roering            Gerald E. Magnuson                James S. Womack

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Magnuson, a Director and a member of the Compensation Committee and the Company's Secretary, is Of Counsel to the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year. Mr. Womack, Chairman of the Board and a member of the Compensation Committee, served as an employee and the Chief Executive Officer of the Company prior to his resignation in January 1992.

PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the NASDAQ Stock Market (U.S. Companies) Index as its broad market index and the NASDAQ Electronic Component Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 31, 1990 in the common stock of the Company, the NASDAQ Stock Market Index and the NASDAQ Electronic Component Stock Index, assuming the reinvestment of all dividends:

                       [PERFORMANCE GRAPH APPEARS HERE]

                           Aug. 31, 1990 Aug. 30, 1991 Aug. 28, 1992 Aug. 27, 1993 Sept. 2, 1994 Sept. 1, 1995
--------------------------------------------------------------------------------------------------------------
  Sheldahl, Inc...........     $100         $143.14       $ 78.43       $125.48       $184.31       $294.10
--------------------------------------------------------------------------------------------------------------
  NASDAQ Stock Market
   Index (U.S.)...........     $100         $141.88       $154.01       $200.41       $209.52       $283.70
--------------------------------------------------------------------------------------------------------------
  Electronic Component
   Stocks Index)..........     $100         $148.45       $164.24       $323.28       $337.37       $683.10


DIRECTOR COMPENSATION

  Directors who are not employees of the Company (currently all directors except Mr. Donaghy) were paid during fiscal year 1995 an annual retainer of $12,000 and a fee of $800 for each day of meetings of the Board of Directors or any committee. Mr. Wilcox has elected to defer his director fees pursuant to the Company's Supplemental Executive Retirement Plan that allows the deferral of directors fees. Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the shareholders an option to purchase 1,000 shares of the Company's Common Stock at a purchase price equal to the fair market value of the Company's Common Stock on the date of such election or re-election. Each director option is exercisable as to all or part of the shares subject to the option during a term of five years but will expire 30 days after a director's departure from the Board.

  Mr. Womack, who retired as an employee of the Company during fiscal year 1992, receives, in addition to the director fees noted above, a $10,000 annual retainer for serving as the Chairman of the Board. Mr. Womack also received health insurance benefits through the Company until he reached age 65, and the terms of certain options to purchase 94,911 shares granted to Mr. Womack as an employee under the 1987 Stock Option Plan

(13,750 of which have since expired and 74,018 of which were subsequently exercised) were extended to their original expiration dates. Finally, the Company and Mr. Womack entered into a Consulting Agreement during fiscal year 1988 which provides that the Company will retain Mr. Womack as an independent consultant from the date immediately following his termination of employment until his 75th birthday, unless another date is agreed upon by the parties. Mr. Womack is to receive as annual compensation under the Consulting Agreement 50% of the average of his annual cash compensation for the five calendar years preceding termination of employment (but not less than $125,000), less an amount equal to an annual annuity that could be purchased with the principal in his retirement accounts at the date of retirement provided from all retirement contributions by the Company. The Consulting Agreement also restricts Mr. Womack from competitive employment and disclosure of trade secrets and confidential information.

  Mr. Miller received $12,863 during fiscal year 1995 representing fees relating to international consulting work performed on behalf of the Company. Mr. Roering received $2,193 during fiscal year 1995 representing fees relating to certain management consulting work performed on behalf of the Company. Mr. Magnuson received $5,000 during fiscal year 1995 for his services as Secretary of the Company. Lindquist & Vennum P.L.L.P., of which Mr. Magnuson is Of Counsel, was paid for legal services rendered to the Company during fiscal year 1995. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company.

  In fiscal year 1982, the Company established a retirement program for directors not covered by another retirement plan of the Company which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, will commence at the later of the time of retirement or when the director becomes 65 years old and will be subject to proportionate reduction if the director has served the Company less than 15 years. The maximum number of years that the benefit is payable is ten years.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with certain of its executive officers, including each of the Named Executive Officers. The employment agreements provide, among other things, for a lump sum cash severance payment to such individuals equal to approximately three times the individual's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change in control" of the Company. In general, a change in control would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, or when current members of the Board of Directors or their successors elected or nominated by such members cease to be a majority of the Board of Directors. However, a "change in control" would not occur if any of these events is authorized, approved, or recommended by the Board of Directors. If a change in control had occurred at the end of fiscal year 1995, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Donaghy, $683,857; Mr. Lundstrom, $327,781; Mr. Quam, $332,992; Mr. Closser, $240,055;
Mr. McManus, $280,407; all current executive officers as a group, $2,497,158.

  The employment agreement referred to above with Mr. Donaghy also requires the Company to pay Mr. Donaghy a salary of not less than $185,600 annually, certain portions of which may be deferred. In addition, if Mr. Donaghy's employment is terminated other than voluntarily by him or for cause by the Company and no change in control has occurred, Mr. Donaghy will receive as a severance payment an amount equal to one and one-half times his annual cash compensation for the preceding year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended
September 1, 1995, all Section 16(a) filing requirements applicable to its insiders were complied with.

                             APPROVAL OF AUDITORS
                                 (PROPOSAL 2)

  Arthur Andersen LLP, independent public accountants, have been auditors for the Company since 1955. They have been reappointed by the Board of Directors, upon recommendation of its Audit Committee, as the Company's auditors for the current fiscal year, and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP is not approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

  A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                             SHAREHOLDER PROPOSALS

  The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Sheldahl, Inc. 1997 Annual Meeting of Shareholders is expected to be held on or about January 8, 1997, and proxy materials in connection with that meeting are expected to be mailed on or about November 23, 1996. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before July 26, 1996.

                                    GENERAL

  The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

  The Company's Annual Report to Shareholders for the fiscal year ended September 1, 1995 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Sheldahl, Inc., 1150 Sheldahl Road, Northfield, Minnesota 55057, Attention: John V. McManus, or by calling the Company at (507) 663-8000.

                                          By the Order of the Board of
                                           Directors

                                          Gerald E. Magnuson, Secretary

                           [LOGO OF SHELDAHL, INC.]

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS JANUARY 10, 1996

  The undersigned hereby appoints James E. Donaghy, Kenneth J. Roering and James S. Womack, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of Sheldahl, Inc. of record in the name of the undersigned at the close of business on November 10, 1995, at the Annual Meeting of Shareholders to be held in Longmont, Colorado on January 10, 1996, or at any adjournment or adjournments, hereby revoking all former proxies.

1. ELECTION OF DIRECTORS:

   [_] FOR all nominees listed below      [_] WITHHOLD AUTHORITY to vote
       (except as indicated to the            for all nominees listed below
       contrary)

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

          James E. Donaghy, John G. Kassakian, Gerald E. Magnuson, William B. Miller, Kenneth J. Roering, Richard S. Wilcox, Beekman Winthrop, James S. Womack

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

3.  IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

                          (CONTINUED FROM OTHER SIDE)

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                           Dated: _______________________, 19

                                           ------------------------------------

                                           ------------------------------------

                                           Please sign name(s) exactly as
                                           shown at left. When signing as
                                           executor, administrator, trustee or
                                           guardian, give full title as such;
                                           when shares have been issued in
                                           names of two or more persons, all
                                           should sign.

                           [LOGO OF SHELDAHL, INC.]

    SHELDAHL, INC. EMPLOYEE SAVINGS PLAN CONFIDENTIAL VOTING INSTRUCTIONS TO
             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, TRUSTEE

  I hereby direct that the voting rights pertaining to the stock of Sheldahl, Inc. held by the Trust and allocable to my accounts under the above Plan, as of October 31, 1995 shall be exercised at the Annual Meeting of Shareholders of said Corporation to be held in Longmont, Colorado on January 10, 1996 and at any adjournment thereof, as specified below and also on any other business as may properly come before said meeting or adjournment thereof.

1. ELECTION OF DIRECTORS:
   [_] FOR all nominees listed below          [_] WITHHOLD AUTHORITY to vote
       (except as indicated to the contrary)      for all nominees listed below

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  James E. Donaghy, John G. Kassakian, Gerald E. Magnuson, William B. Miller,
    Kenneth J. Roering, Richard S. Wilcox, Beekman Winthrop, James S. Womack


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3.  IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.
                          (CONTINUED FROM OTHER SIDE)

  This instruction card must be returned to Norwest Bank Minnesota, National Association, Trustee, by Wednesday, January 3, 1996, if your instructions are to be honored. The Trustee will tabulate the instructions from all Participants received by the deadline and will determine the ratio of votes for and against each proposition. The Trustee will then vote all shares held in the Trust according to the ratios so determined.



                                           Dated: _______________________, 19

                                           __________________________________
                                                (Signature of Participant)

                                           __________________________________

                                           PLEASE DATE, SIGN AND MAIL this
                                           instruction card promptly using the
                                           enclosed envelope.